SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November
26, 1996

Summit Securities, Inc.
(Exact name of registrant as specified in its charter)

Washington			33-36775		  82-0438135
(State or other		(Commission	(I.R.S. Employer
jurisdiction of 		File Number)	 Identification
incorporation)						    Number)

W. 929 Sprague Avenue, Spokane, WA 99204
(Address of principal executive offices)

Registrant's telephone number, including area code
(509) 838-3111

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Item 5. Other Events.

On November 26, 1996, Summit Securities, Inc. ("Summit") and its wholly owned subsidiary, Old Standard Life Insurance Company ("Old Standard"), sold approximately $11.25 million in first lien mortgage loans secured by, and contracts for the sale of real property relating to, residential, multi-family and commercial properties (the "Mortgage Loans"). Such sale was made in connection with the issuance of approximately $126.7 million of mortgage pass-through certificates (the "Certificates"), of which $113.4 million were sold in a public offering. In connection with the sale, Summit received cash and approximately $1.2 million in Certificates resulting in an after tax profit of approximately $.3 million.

Metropolitan Mortgage & Securities Co. Inc. ("Metropolitan") and its wholly owned subsidiary, Western United Life
Insurance Company, ("Western") also participated in the offering by selling approximately $115.47 million of Mortgage Loans. Metropolitan and Western are under common control with Summit.

The Mortgage Loans were sold to Metropolitan Asset Funding, Inc. ("MAFI") which in turn sold the Mortgage Loans to the trust created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1996, among MAFI, as depositor, Metropolitan, Western, Summit and Old Standard, as sellers of the Mortgage Loans, Metwest Mortgage Services, Inc. ("Metwest"), as the master servicer, and The Bank of New York, as trustee. Pursuant to the Agreement, Metwest, a wholly owned subsidiary of Metropolitan, will continue to service the Mortgage Loans for which it will receive a fee.



SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 10, 1996

                       SUMMIT SECURITIES, INC.


                       /S/ TOM TURNER


                       BY: TOM TURNER, President/Treasurer